Exhibit 99.1

VIASPACE ACQUIRES EXCLUSIVE FIELDS OF USE LICENSE TO HIGH PERFORMANCE INFERENCE ENGINE
FROM CALTECH

PASADENA, CA.— March 21, 2006—VIASPACE Inc. (OTCBB: VSPC), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that it has acquired an exclusive fields of use license from Caltech to a real-time inference engine (software platform) called SHINE. Originally developed and used by NASA Jet Propulsion Laboratory for space flight operations, SHINE is intended for systems where inference speed, portability and deployablity are of critical importance. The Jet Propulsion Laboratory is managed by Caltech for NASA. The licensing agreement enables Arroyo Sciences, a wholly owned subsidiary of VIASPACE, to exclusively pursue SHINE commercialization and development activities in broad market opportunities and applications. These applications include explosive detection, maritime security, sensor data fusion for emergency response, environmental monitoring, detection of weapons of mass destruction, building and structure security, and automotive and transportation applications among others fields.

SHINE embodies new concepts in knowledge representation and manipulation that go well beyond traditional expert systems. SHINE can process over 200,000 million rules per second on desktop class computer processors and may deliver over 100 times increase in inference speed over the best comparable commercial product. SHINE has an extremely small executable footprint, which enables deployment in embedded systems or other special purpose hardware devices. SHINE has the potential to help Arroyo deploy sophisticated knowledge bases and computational intelligence in hardware to deliver a new generation of smart surveillance and homeland and commercial security applications.

Dr. Carl Kukkonen, Chief Executive Officer of VIASPACE, said, “VIASPACE is committed to bringing critical security applications to market. We highly value our relationship with Caltech and the NASA Jet Propulsion Laboratory, which has allowed us to license intellectual property invented by some of the world’s smartest minds. With the SHINE license agreement, we now have the market protections necessary as we expand our investment in developing and deploying innovative solutions that can make a difference in both homeland and private sector security applications.”

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.
VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, and information and computational technology. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, or contact Investor Relations at (888) 359-9558, or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

About Arroyo Sciences:
Arroyo Sciences, a wholly owned subsidiary of VIASPACE, is a pioneer of new technologies, products and services based upon sensor data fusion. Sensor fusion combines data from multiple sensors and observations, and automated inferences to deliver reliable decision support in critical applications where solution speed and confidence are of critical importance. Sensor data fusion technologies will expand existing capabilities, and improve the reliability and performance of systems that incorporate video, infrared, X-ray and gamma ray imaging, and other sensors. Arroyo Sciences is developing client-motivated solutions in markets that include homeland and commercial security, defense, transportation, and supply chain logistics.

About Caltech and the Jet Propulsion Laboratory (JPL):
The California Institute of Technology (Caltech) is a small private science and engineering university in Pasadena, California. It has 900 undergraduates, 1100 graduate students and 280 faculty members. The Jet Propulsion Laboratory, a NASA Field Center focusing on Space & Earth Science and Astrophysics, is managed by Caltech. See websites www.caltech.edu and www.jpl.nasa.gov.

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